EXHIBIT 11

                     Statement re: Computation of Per Share Earnings
                         EAST TEXAS FINANCIAL SERVICES,
                                      INC.

                 Statement re: Computation of Per Share Earnings
                      Fiscal Year Ended September 30, 2002


                                 Twelve Months Ended
                                 September 30, 2002    Less
                                 Total Shares          Unallocated    Shares Used For
                                 Outstanding           ESOP Shares    EPS Calculation

          September 30, 2001        1,162,320             38,341        1,123,979
            October 31, 2001        1,162,320             38,341        1,123,979
           November 30, 2001        1,162,320             38,341        1,123,979
           December 31, 2001        1,162,320             38,341        1,123,979
            January 31, 2001        1,162,320             38,341        1,123,979
           February 28, 2001        1,162,320             38,341        1,123,979
              March 31, 2002        1,162,320             38,341        1,123,979
              April 30, 2002        1,162,320             38,341        1,123,979
                May 31, 2002        1,162,320             38,341        1,123,979
               June 30, 2002        1,162,320             38,341        1,123,979
               July 31, 2002        1,162,320             38,341        1,123,979
             August 31, 2002        1,162,320             38,341        1,123,979
          September 30, 2002        1,162,320             25,574        1,136,746

           Weighted average number of shares
           outstanding for the Year ended
           September 30, 2002, for earnings
           per share calculation                        1,124,461
                                                       -----------
           Stock options outstanding at
           September 30, 2002:                            151,776
                                                       -----------
           Weighted average exercise price of
           stock options:                                   $9.39  per share
                                                       ----------- ---------
           Average stock price for the 12
           month period ended September 30,
           2002                                            $10.75
                                                       -----------


                                                                    12 Months Ended
                                                                     September 30,
                                                                 -------------------------

      Basic Earnings Per Share                                     2002            2001
      ------------------------                                   ---------      ----------

      Income available to common                                 2,068,548        699,712
      stockholders                                               =========      ==========
      Weighted average number of common
      shares outstanding for basic EPS                           1,124,961       1,117,441
      calculation                                                =========      ==========
                               Basic Earnings Per Share               1.84            0.63
      Diluted Earnings Per Share                                 =========      ==========
      Income available to common                                 2,068,548         699,712
      stockholders                                               =========      ==========
      Weighted average number of common                          1,124,961       1,111,459
      shares outstanding for basic EPS
      calculation
      Weighted average common shares
      issued under stock options plans                             151,776         151,776
      Less weighted average shares
      assumed repurchased with proceeds                           (132,613)         (4,347)
      Weighted average number of common                          ---------      ----------
      shares outstanding for diluted EPS
      calculation                                                1,144,124       1,111,612
                                                                 =========      ==========
                              Diluted Earnings Per Share              1.81            0.63
                                                                 =========      ==========

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